EXHIBIT 23.1


                                CONSENT OF
                           INDEPENDENT CERTIFIED
                            PUBLIC ACCOUNTANTS


Universal Standard Healthcare, Inc.
26500 Northwestern highway, Suite 400
Southfield, Michigan 48076


We hereby consent to the incorporation by reference in Universal Standard Healthcare, Inc.'s Registration Statement on Form S-8 of our report dated February 21, 1997 relating to the consolidated financial statements and schedule of Universal Standard Healthcare, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994. We also consent to the reference to our firm under the caption "Experts."


                                          /s/ BDO Seidman, L.L.P.



Troy, Michigan
February 27, 1998